Exhibit 32.2
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q (the “Quarterly Report”) of Emerald Dairy Inc. (the “Registrant”) for the fiscal quarter ended March 31, 2008, as filed with the Securities and Exchange Commission on the date hereof, I, Shu Kaneko, Chief Financial Officer and Secretary of the Registrant, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)  The Quarterly Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)  The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and result of operations of the Registrant.

By:  /s/ Shu Kaneko
Shu Kaneko
Chief Financial Officer and Secretary
(Principal Financial and Accounting Officer)
Dated this 20th day of May, 2008